Exhibit 21.1


                    SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


                                Jurisdiction of   Name under which
Name of Subsidiary              Organization      doing business as
------------------------------  ------------      -----------------

XOX Technologies India Pvt Ltd        India       XOX Technologies India Pvt Ltd